Exhibit 10.3
C3.ai, Inc.
Stock Option Grant Notice
(2020 Equity Incentive Plan)
C3.ai, Inc. (the “Company”), pursuant to its 2020 Equity Incentive Plan, as amended (the “Plan”), has granted to you (“Optionholder”) an option to purchase the number of shares of the Class A Common Stock set forth below (the “Option”). Your Option is subject to all of the terms and conditions as set forth herein and in the Plan and the Stock Option Agreement – Early Exercise, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Stock Option Agreement – Early Exercise shall have the meanings set forth in the Plan or the Stock Option Agreement – Early Exercise, as applicable.

Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Shares of Class A Common Stock Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:
Type of Grant:    [Incentive Stock Option] OR [Nonstatutory Stock Option]
Vesting Schedule:     Subject to the Optionholder’s Continuous Service through each applicable vesting date, the Option will vest as follows:
[________________________]
Optionholder Acknowledgements: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:
•The Option is governed by this Stock Option Grant Notice, and the provisions of the Plan and the Stock Option Agreement – Early Exercise, all of which are made a part of this document. Unless otherwise provided in the Plan, this Grant Notice and the Stock Option Agreement – Early Exercise (together, the “Option Agreement”) may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.
•If the Option is an Incentive Stock Option, it (plus other outstanding Incentive Stock Options granted to you) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 is a Nonstatutory Stock Option.
•You consent to receive this Grant Notice, the Stock Option Agreement – Early Exercise, the Plan, the Prospectus and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
•You have read and are familiar with the provisions of the Plan, the Stock Option Agreement – Early Exercise, and the Prospectus. In the event of any conflict between the provisions in this Grant Notice, the Option Agreement, or the Prospectus and the terms of the Plan, the terms of the Plan shall control.
•The Option Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Class A Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of other equity awards previously granted to you and any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you in each case that specifies the terms that should govern this Option.
•Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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C3.ai, Inc. By: Signature Title: Date:	Optionholder: Signature Date:

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C3.ai, Inc.
2020 Equity Incentive Plan

Stock Option Agreement – Early Exercise
As reflected by your Stock Option Grant Notice (“Grant Notice”) C3.ai, Inc. (the “Company”) has granted you an option under its 2020 Equity Incentive Plan, as amended (the “Plan”) to purchase a number of shares of Class A Common Stock at the exercise price indicated in your Grant Notice (the “Option”). Capitalized terms not explicitly defined in this Stock Option Agreement – Early Exercise but defined in the Grant Notice or the Plan shall have the meanings set forth in the Grant Notice or Plan, as applicable. The terms of your Option as specified in the Grant Notice and this Stock Option Agreement – Early Exercise constitute your Option Agreement.
The general terms and conditions applicable to your Option are as follows:
1.Governing Plan Document. Your Option is subject to all the provisions of the Plan. Your Option is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the Option Agreement and the provisions of the Plan, the provisions of the Plan shall control.
2.Exercise.
(a)Right to Exercise. You may elect at any time during the term of your Option to exercise all or part of your Option, including the unvested portion of your Option; provided, however, that:
(i)a partial exercise of your Option will be deemed to cover first vested shares of Class A Common Stock and then the earliest vesting installment of unvested shares of Class A Common Stock;
(ii)the unvested portion of your Option may not be exercised after your Continuous Service has terminated;
(iii)any shares of Class A Common Stock so purchased from installments that have not vested as of the date of exercise will be subject to the purchase option in favor of the Company as described in the Company’s form of Early Exercise Stock Purchase Agreement attached hereto as Exhibit  A;
(iv)you will enter into the Company’s form of Early Exercise Stock Purchase Agreement attached hereto as Exhibit A with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and
(v)if your Option is an Incentive Stock Option, then, to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the shares of Class A Common Stock with respect to which your Option plus all other Incentive Stock Options you hold are exercisable for the first time by you during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, your option(s) or portions thereof that exceed such limit (according to the order in which they were granted) will be treated as Nonstatutory Stock Options.
(b)Method of Exercise. Subject to Sections 2(a) and 3 herein, your Option will generally be exercisable for whole shares of Class A Common Stock at any time during its term by delivery of payment of the exercise price and applicable withholding taxes and other required documentation to the Plan Administrator in accordance with the exercise procedures established by the

Plan Administrator, which may include an electronic submission. Please review the Plan, which may restrict or prohibit your ability to exercise your Option during certain periods.
(c)Method of Payment. To the extent permitted by Applicable Law, you may pay your Option exercise price as follows:
(i)cash, check, bank draft or money order;
(ii)subject to Company and/or Committee consent at the time of exercise, pursuant to a “cashless exercise” program as further described in the Plan if at the time of exercise the Class A Common Stock is publicly traded;
(iii)subject to Company and/or Committee consent at the time of exercise, by delivery of previously owned shares of Class A Common Stock as further described in the Plan; or
(iv)subject to Company and/or Committee consent at the time of exercise, if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement as further described in the Plan.
3.Term. You may not exercise your Option before the commencement of its term or after its term expires. The term of your option commences on the Date of Grant and expires upon the earliest of the following:
(a)immediately upon the termination of your Continuous Service for Cause;
(b)three months after the termination of your Continuous Service for any reason other than Cause, Disability or death;
(c)12 months after the termination of your Continuous Service due to your Disability;
(d)18 months after your death if you die during your Continuous Service;
(e)immediately upon a Corporate Transaction if the Board has determined that the Option will terminate in connection with a Corporate Transaction,
(f)the Expiration Date indicated in your Grant Notice; or
(g)the day before the 10th anniversary of the Date of Grant.
Notwithstanding the foregoing, if you die during the period provided in Section 3(b) or 3(c) above, the term of your Option shall not expire until the earlier of (i) eighteen months after your death, (ii) upon any termination of the Option in connection with a Corporate Transaction, (iii) the Expiration Date indicated in your Grant Notice, or (iv) the day before the tenth anniversary of the Date of Grant. Additionally, the Post-Termination Exercise Period of your Option may be extended as provided in the Plan.
To obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the date of grant of your Option and ending on the day three months before the date of your Option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. If the Company provides for the extended exercisability of your Option under certain circumstances for your benefit, your Option will not necessarily be treated as an Incentive Stock Option if you exercise your Option more than three months after the date your employment terminates.

4.Withholding Obligations.
(a)You acknowledge that, regardless of any action taken by the Company, or if different, the Affiliate employing you (the “Employer”), the ultimate liability for all income tax (including U.S. federal, state, and local taxes and/or non-U.S. taxes), social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”) is and remains your responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. You further acknowledge that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant of the Option, the vesting of the Option, the exercise of the Option, the subsequent sale of any shares of Class A Common Stock acquired pursuant to the Option and the receipt of any dividends; and (ii) do not commit to and are under no obligation to reduce or eliminate your liability for Tax-Related Items. Further, if you become subject to taxation in more than one country, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one country.
(b)Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from your wages or other cash compensation paid to you by the Company and/or the Employer; (ii) allowing or requiring you to make a cash payment to cover the Tax-Related Items; (iii) withholding from proceeds of the sale of shares of Class A Common Stock acquired upon exercise of this Option either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent); (iv) withholding from the shares of Class A Common Stock to be issued to you upon exercise of this Option; or (v) any other method of withholding determined by the Company and permitted by applicable law; provided, however, that if you are a Section 16 officer of the Company under the Exchange Act, then the Administrator shall establish the method of withholding from alternatives (i)-(iv) herein and, if the Administrator does not exercise its discretion prior to the applicable withholding event, then you shall be entitled to elect the method of withholding from the alternatives above.
(c)The Company and/or the Employer may withhold or account for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates, including maximum rates applicable in your jurisdiction, in which case you may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent amount in shares of Class A Common Stock. If the obligation for Tax-Related Items is satisfied by withholding in shares of Class A Common Stock, for tax purposes, you are deemed to have been issued the full number of shares of Class A Common Stock subject to the exercised Option, notwithstanding that a number of the shares of Class A Common Stock is held back solely for the purpose of paying the Tax-Related Items.
(d)You agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares of Class A Common Stock, or the proceeds of the sale of shares of Class A Common Stock, if you fail to comply with your obligations in connection with the Tax-Related Items.
5.Incentive Stock Option Disposition Requirement. If your Option is an Incentive Stock Option, you must notify the Company in writing within 15 days after the date of any disposition of any of the shares of the Class A Common Stock issued upon exercise of your Option that occurs within two years after the date of your Option grant or within one year after such shares of Class A Common Stock are transferred upon exercise of your Option.

6.Nature of Grant. In accepting the Option, you acknowledge, understand and agree that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the grant of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options or benefits in lieu of options, even if options have been granted in the past;
(c)all decisions with respect to future Options or other grants, if any, will be at the sole discretion of the Company;
(d)the Option grant and your participation in the Plan shall not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company, the Employer or any Affiliate;
(e)you are voluntarily participating in the Plan;
(f)the Option and any shares of Class A Common Stock acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;
(g)the Option and any shares of Class A Common Stock acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar mandatory payments;
(h)the future value of the shares of Class A Common Stock underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;
(i)if the underlying shares of Class A Common Stock do not increase in value, the Option will have no value;
(j)if you exercise the Option and acquire shares of Class A Common Stock, the value of such shares of Class A Common Stock may increase or decrease in value, even below the exercise price;
(k)for purposes of the Option, your Continuous Service will be considered terminated as of the date you are no longer actively providing services to the Company or one of its Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and unless otherwise expressly provided in the Option Agreement or determined by the Company, (i) your right to vest in the Option under the Plan, if any, and (ii) the period (if any) during which you may exercise the Option after such termination of Continuous Service will terminate as of such date and in each instance will not be extended by any notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any); and the Board shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of the Option (including whether you may still be considered to be providing services while on a leave of absence);
(l)no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from your termination of Continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed, or the terms of your employment agreement, if any);
(m)unless otherwise agreed with the Company in writing, the Option and any shares of Class A Common Stock acquired under the Plan, and the income from and value of same, are not granted as consideration for, or in connection with, any service you may provide as a director of the Company or any Affiliate; and
(n)neither the Company, the Employer or any Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Option or of any amounts due to you pursuant to the exercise of the Option or the subsequent sale of any shares of Class A Common Stock acquired upon exercise.
7.Transferability. Except as otherwise provided in the Plan, your Option is not transferable, except by will or by the applicable laws of descent and distribution, and is exercisable during your life only by you.
8.Corporate Transaction. Your Option is subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.
9.No Liability for Taxes. As a condition to accepting the Option, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from the Option or other Company compensation and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the Option and have either done so or knowingly and voluntarily declined to do so. Additionally, you acknowledge that the Option is exempt from Section 409A for U.S. tax purposes, only if the exercise price is at least equal to the “fair market value” of the Class A Common Stock on the date of grant as determined by the U.S. Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Option. Additionally, as a condition to accepting the Option, you agree not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the U.S. Internal Revenue Service asserts that such exercise is less than the “fair market value” of the Class A Common Stock on the date of grant as subsequently determined by the Internal Revenue Service.
10.Severability. If any part of this Option Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Option Agreement or the Plan not declared to be unlawful or invalid.  Any Section of this Option Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
11.Waiver.  You acknowledge that a waiver by the Company of a breach of any provision of this Option Agreement shall not operate or be construed as a waiver of any other provision of this Option Agreement, or of any subsequent breach of this Option Agreement.
12.No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Class A Common Stock. You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

13.Data Privacy. By signing the Grant Notice or otherwise accepting this Option Agreement in accordance with the Company’s acceptance procedures, you acknowledge that, in order for the Company to administer the grant of the Option and any future participation in the Plan, the Company and the Employer must collect, process and transfer certain of your personal data, subject to the GDPR privacy policy for employees, workers and contractors (Europe).
14.Language.  You acknowledge that you are sufficiently proficient in the English language, or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand the terms and conditions of this Option Agreement. If you have received this Option Agreement or any other documents related to the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.
15.Governing Law/Venue.   The Option Agreement and any controversy arising out of or relating to the Option Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflict of law principles that would result in any application of any law other than the law of the State of Delaware. For purposes of any action, lawsuit or other proceeding brought to enforce the Option Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of New York County, New York, or the federal courts for the United States for the Southern District of New York, and no other courts where this grant is made and/or to be performed.
16.Insider Trading Restrictions / Market Abuse Law.  You may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the shares of Class A Common Stock are listed and in applicable jurisdictions, including the United States, your country and the designated broker’s country, which may affect your ability to accept, acquire, sell or otherwise dispose of shares of Class A Common Stock, rights to shares of Class A Common Stock (i.e., Options) or rights linked to the value of the shares of Class A Common Stock under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdiction(s)). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed inside information. Furthermore, you could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policy, or any other applicable insider trading policy then in effect. You acknowledge that you are responsible for complying with any applicable restrictions and are encouraged to speak with your personal legal advisor for further details regarding any applicable insider-trading and/or market-abuse laws in your country.
17.Foreign Asset/Account, Exchange Control and Tax Reporting.  You may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of shares of Class A Common Stock or cash (including dividends and the proceeds arising from the sale of shares of Class A Common Stock) derived from your participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside your country. The Applicable Laws in your country may require that you report such accounts, assets and balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. You may also be required to repatriate sale proceeds or other funds received as a result of your participation in the Plan to your country through a designated bank or broker within a certain time after receipt. You acknowledge that it is your responsibility to be compliant with such regulations and you are encouraged to consult with your personal legal advisor for any details.
18.Imposition of Other Requirements.  The Company reserves the right to impose other requirements on your participation in the Plan, on the Option and on any shares of Class A Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
19.Other Documents.  You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus.  In addition, you acknowledge receipt of the Company’s Trading Policy.
20.Questions. If you have questions regarding these or any other terms and conditions applicable to your Option, including a summary of the applicable federal income tax consequences please see the Prospectus.
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Exhibit A

C3.ai, Inc.
2020 Equity Incentive Plan

Early Exercise Stock Purchase Agreement
This Agreement is made by and between C3.ai, Inc., a Delaware corporation (the “Company”), and the individual designated on the signature page hereto as a Purchaser (“Purchaser”).
Recitals:
A.    Pursuant to the exercise of the stock option granted to Purchaser under the Company’s 2020 Equity Incentive Plan, as amended (the “Plan”) and pursuant to the Stock Option Grant Notice and Stock Option Agreement – Early Exercise (collectively, the “Option Agreement”) dated _________, 20__ by and between the Company and Purchaser (the “Option”), Purchaser has elected to purchase ________ of those shares of Class A Common Stock which have not become vested under the vesting schedule set forth in the Option Agreement (“Shares”).
B.    As required by the Option Agreement, as a condition to Purchaser’s election to exercise the Option with respect to the Shares, Purchaser must execute this Agreement, which sets forth the rights and obligations of the parties with respect to Shares acquired upon exercise of the Option.
The parties agree as follows:
1.Incorporation of Plan and Option by Reference. This Agreement is subject to all of the terms and conditions as set forth in the Plan and the Option. If there is a conflict between the terms of this Agreement and/or the Option and the terms of the Plan, the terms of the Plan will control. If there is a conflict between the terms of this Agreement and the terms of the Option, the terms of the Option will control. Defined terms not explicitly defined in this Agreement but defined in the Plan will have the same definitions as in the Plan. Defined terms not explicitly defined in this Agreement or the Plan but defined in the Option will have the same definitions as in the Option.
2.Unvested Share Repurchase Option.
(a)Repurchase Option. In the event Purchaser’s Continuous Service terminates, then the Company has an irrevocable option (the “Repurchase Option”) for a period of six months after said termination, or such longer period as may be agreed to by the Company and Purchaser (the “Repurchase Period”), to repurchase from Purchaser or Purchaser’s personal representative, as the case may be, those Shares that Purchaser received pursuant to the exercise of the Option that have not as yet vested as of such termination date in accordance with the Vesting Schedule indicated on Purchaser’s Stock Option Grant Notice (the “Unvested Shares”).
(b)Share Repurchase Price. The Company may repurchase all or any of the Unvested Shares at the lower of (i) the Fair Market Value of such Shares (as determined under the Plan) on the date of repurchase, or (ii) the price equal to Purchaser’s Exercise Price for such Shares as indicated on Purchaser’s Stock Option Grant Notice.
3.Exercise of Repurchase Option. The Repurchase Option will be exercised by written notice signed by such person as designated by the Company, and delivered or mailed as provided herein. Such notice will identify the number of Unvested Shares to be purchased and will notify Purchaser of the time, place and date for settlement of such purchase, which will be scheduled by the Company within the term of the Repurchase Option set forth above. In addition, the Company will be deemed to have exercised the Repurchase Option as of the last day of the Repurchase Period, unless an officer of the Company notifies the holder of the Unvested Shares during the Repurchase Period in writing (delivered or
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mailed as provided herein) that the Company expressly declines to exercise its Repurchase Option for some or all of the Unvested Shares. The Company will be entitled to pay for any Unvested Shares purchased pursuant to its Repurchase Option at the Company’s option in cash or by offset against any amounts owed to the Company by Purchaser, or by a combination of both. Upon exercise of the Repurchase Option and payment of the purchase price in any of the ways described above, the Company will become the legal and beneficial owner of the Unvested Shares being repurchased and all rights and interest therein or related thereto, and the Company will have the right to transfer to its own name the Unvested Shares being repurchased by the Company, without further action by Purchaser.
4.Capitalization Adjustments to Class A Common Stock. In the event of a Capitalization Adjustment, then any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser’s ownership of the Shares will be immediately subject to the Repurchase Option and be included in the word “Shares” for all purposes of the Repurchase Option with the same force and effect as the Shares presently subject to the Repurchase Option, but only to the extent the Shares are, at the time, covered by such Repurchase Option. While the total repurchase price for any Shares subject to the Repurchase Option will remain the same after each such event, the per Share repurchase price upon exercise of the Repurchase Option will be appropriately adjusted.
5.Corporate Transactions. In the event of a Corporate Transaction, then the Repurchase Option may be assigned by the Company to the successor of the Company (or such successor’s parent company), if any, in connection with such Corporate Transaction. To the extent the Repurchase Option remains in effect following such Corporate Transaction, it will apply to the new capital stock or other property received in exchange for the Shares in consummation of the Corporate Transaction, but only to the extent the Shares were at the time covered by such right. Appropriate adjustments will be made to the price per Share payable upon exercise of the Repurchase Option to reflect the Corporate Transaction upon the Company’s capital structure; provided, however, that the aggregate price payable upon exercise of the Repurchase Option will remain the same.
6.Escrow of Shares. As security for Purchaser’s faithful performance of the terms of this Agreement and to insure the availability for delivery of Purchaser’s Unvested Shares upon exercise of the Repurchase Option herein provided for, Purchaser agrees (a) upon execution of this Agreement, to deliver to and deposit with the Secretary of the Company or the Secretary’s designee (“Escrow Agent”), as Escrow Agent in this transaction, three stock assignments duly endorsed (with date and number of Shares blank) in the form attached hereto as Exhibit A-1, together with any certificate or certificates evidencing all of the Shares subject to the Repurchase Option; said documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Company and Purchaser set forth in Exhibit A-2, attached hereto and incorporated by this reference, which instructions also will be delivered to the Escrow Agent upon execution of this Agreement, and (b) subject to Section 7, the Company in its sole discretion may hold such shares in book-entry format in the Company’s name.
7.Rights of Purchaser. Subject to the provisions of the Option, Purchaser will exercise all rights and privileges of a stockholder of the Company with respect to the Shares deposited in escrow. Purchaser will be deemed to be the holder of the Shares for purposes of receiving any dividends that may be paid with respect to such Shares and for purposes of exercising any voting rights relating to such Shares, even if some or all of such Shares have not yet vested and been released from the Company’s Repurchase Option.
8.Limitations on Transfer; Legends. In addition to any other limitation on transfer created by applicable securities laws, Purchaser will not sell, assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Shares while the Shares are subject to the Repurchase Option. The Company may include on any certificate or associate with any book entry evidencing any Shares one or more restrictive legends in the Company’s discretion as appropriate to reflect the restrictions contained in this Agreement or as necessary to ensure compliance with applicable securities laws.
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9.Section 83(b) Election. Purchaser understands that Section 83(a) of the Code taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” includes the right of the Company to buy back the Shares pursuant to the Repurchase Option set forth above. Purchaser understands that Purchaser may elect to be taxed at the time the Shares are purchased, rather than when and as the Repurchase Option expires, by filing an election under Section 83(b) (an “83(b) Election”) of the Code with the Internal Revenue Service within 30 days of the date of purchase, a copy of which is included as Exhibit A-3. Even if the fair market value of the Shares at the time of the execution of this Agreement equals the amount paid for the Shares, the 83(b) Election must be made to avoid income under Section 83(a) in the future. Purchaser understands that failure to file such an 83(b) Election in a timely manner may result in adverse tax consequences for Purchaser. Purchaser acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Shares, and does not purport to be complete. Purchaser further acknowledges that the Company has directed Purchaser to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Purchaser may reside, and the tax consequences of Purchaser’s death. Purchaser assumes all responsibility for filing an 83(b) Election and paying all taxes resulting from such election or the lapse of the restrictions on the Shares.
10.Refusal to Transfer. The Company is not required (a) to transfer on its books any Shares which have been transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares have been so transferred.
11.No Employment Rights. This Agreement is not an employment contract, and nothing in this Agreement affects in any manner whatsoever the right or power of the Company or its Affiliates to terminate Purchaser’s employment for any reason at any time, with or without cause and with or without notice.
12.Miscellaneous.
(a)Notices. All notices required or permitted hereunder will be in writing and will be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by electronic mail (return receipt requested) or confirmed facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day, (iii) five calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the other party hereto at such party’s address hereinafter set forth on the signature page hereof, or at such other address as such party may designate by 10 days advance written notice to the other party hereto.
(b)Successors and Assigns. This Agreement will inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, Purchaser’s successors, and assigns. The Company may assign the Repurchase Option hereunder at any time or from time to time, in whole or in part.
(c)Attorneys’ Fees; Specific Performance. Purchaser will reimburse the Company for all costs incurred by the Company in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys’ fees. It is the intention of the parties that the Company, upon exercise of the Repurchase Option and payment for the Unvested Shares repurchased, pursuant to the terms of this Agreement, will be entitled to receive the Unvested Shares, in specie, in order to have such Unvested Shares available for future issuance without dilution of the holdings of other stockholders. Furthermore, it is expressly agreed between the parties that money damages are inadequate to compensate the Company for the Unvested Shares and that the Company will,
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upon proper exercise of the Repurchase Option, be entitled to specific enforcement of its rights to purchase and receive the Unvested Shares.
(d)Governing Law; Venue. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement will be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.
(e)Further Execution. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement. Purchaser further agrees to execute, to the extent requested by the Company, at any time or from time to time, any agreements entered into with holders of capital stock of the Company.
(f)Independent Counsel. Purchaser acknowledges that this Agreement has been prepared on behalf of the Company by Cooley LLP, counsel to the Company, and that Cooley LLP does not represent, and is not acting on behalf of, Purchaser in any capacity. Purchaser has been provided with an opportunity to consult with Purchaser’s own counsel with respect to this Agreement.
(g)Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.
(h)Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision will be excluded from this Agreement, (ii) the balance of the Agreement will be interpreted as if such provision were so excluded and (iii) the balance of the Agreement will be enforceable in accordance with its terms.
(i)Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.
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The parties hereto have executed this Agreement as of _______________.

COMPANY:

C3.AI, INC.

By:

Name:
Title:

Email:

PURCHASER:

(Signature)

Name (Please Print)

Email

Attachments:
Exhibit A-1    Assignment Separate from Certificate
Exhibit A-2    Joint Escrow Instructions
Exhibit A-3    Form of 83(b) Election